EXHIBIT 99.1

Supplemental Notice of Redemption
Spectrum Brands Holdings, Inc. (formerly HRG Group, Inc.)
7.750% Senior Notes due 2022
*CUSIP Number 40434J AC4

Reference is made to the Conditional Notice of Redemption dated December 31, 2018 (the “Original Notice”) relating to the redemption on January 30, 2019 (the “Redemption Date”) of the Notes issued by Spectrum Brands Holdings, Inc. (formerly known as “HRG Group, Inc.”) (the “Issuer”) pursuant to the Indenture dated as of January 21, 2014 (the “Indenture”), by and among the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the Original Notice is attached hereto as Exhibit A. This Supplemental Notice of Redemption supplements the Original Notice. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Notice.

Notice is hereby given to the holders of the Notes that the Redemption Conditions have been satisfied and the Issuer will redeem all outstanding Notes on the Redemption Date at the Redemption Price.

*Neither the Issuer nor the Trustee shall be held responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness or accuracy indicated in this Supplemental Notice of Redemption.  It is included solely for convenience of the noteholders.

By:  Spectrum Brands Holdings, Inc. (formerly HRG Group, Inc.)

Date:  January 23, 2019

Exhibit A

Original Notice

Conditional Notice of Redemption
Spectrum Brands Holdings, Inc. (formerly HRG Group, Inc.)
7.750% Senior Notes due 2022
*CUSIP Number 40434J AC4

NOTICE IS HEREBY GIVEN THAT, pursuant to Article 3 of the Indenture, dated as of January 21, 2014 (as amended and supplemented through the date hereof, the “Indenture”), between Spectrum Brands Holdings, Inc. (formerly known as “HRG Group, Inc.”), as issuer (the “Issuer”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Section 3 of the Notes (as defined below), the Issuer has elected to redeem all outstanding 7.750% Senior Notes due 2022 (CUSIP No. 40434J AC4) (the “Notes”) on January 30, 2019 (the “Redemption Date”), at a price of 101.938% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon to the Redemption Date, which interest shall be approximately $3.23 per $1,000 principal amount thereof (the “Redemption Price”). The redemption is conditioned on (i) completion of the divestiture of Spectrum Brands, Inc.’s (“Spectrum”) global battery, lighting and portable power business and (ii) the receipt of sufficient distributable funds from Spectrum to fund the aggregate Redemption Price following the application of the proceeds of the divestiture and revolving credit facility proceeds to repay Spectrum’s term loan in full, repay Spectrum’s loan from the Issuer in full and make capital expenditures (and such funds shall have been distributed to the Issuer prior to the Redemption date) (the “Redemption Conditions”). If only the Redemption Condition in clause (i) above is satisfied and Spectrum repays its term loan in full and the loan from the Issuer in full, but does not receive a distribution from Spectrum sufficient to redeem all of the Notes, the Issuer will redeem the Notes to the extent of the loan repayment and any distributions actually received. If any Note is redeemed in part, on and after the Redemption Date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued.

Wells Fargo Bank, National Association is acting as paying agent (the “Paying Agent”).  Payment of the Redemption Price will become due and payable on the Redemption Date only upon presentation and surrender of the Notes to the Paying Agent as follows:

Delivery to: Wells Fargo Bank, National Association
By Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402	By Regular Mail or Courier: Wells Fargo Bank , N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402 For Information or Confirmation by Telephone: (800) 344-5128	In Person by Hand Only: Wells Fargo Bank, N.A. Corporate Trust Services MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402

Unless the Issuer defaults in making the redemption payment, interest on the Notes called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the holders of the Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent.

IMPORTANT NOTICE

Under the Internal Revenue Code of 1986, as amended, 24% or more of any payment to a Holder of the Notes will be withheld if a tax identification number and additional information is not properly certified on an Internal Revenue Service (“IRS”) Form W-9 or a properly executed applicable IRS Form W-8, if applicable, is not provided.

IMPORTANT INFORMATION REGARDING TAX CERTIFICATION AND POTENTIAL WITHHOLDING

Pursuant to U.S. federal tax laws, you have a duty to provide the applicable type of tax certification form issued by the U.S. IRS to Wells Fargo Bank, N.A. Corporate Trust Services to ensure payments are reported accurately to you and to the IRS.  In order to permit accurate withholding (or to prevent withholding), a complete and valid tax certification form must be received by Wells Fargo Bank, N.A. Corporate Trust Services before payment of the redemption proceeds is made to you. Failure to timely provide a valid tax certification form as required will result in the maximum amount of U.S. withholding tax being deducted from any redemption payment that is made to you.

*Neither the Issuer nor the Trustee shall be held responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness or accuracy indicated in this Conditional Notice of Redemption.  It is included solely for convenience of the noteholders.

By:  Spectrum Brands Holdings, Inc. (formerly HRG Group, Inc.)

Date:  December 31, 2018